Exhibit 99.1

Standard Register

600 Albany St.  ·  Dayton, OH   45408

News media contact:

937.221.1000  ·  937.221.1486 (fax)

Lesley Sprigg· 937.221.1825

www.standardregister.com

lesley.sprigg@standardregister.com

Investor contact:

Robert J. Cestelli  ·  937.221.1304

robert.cestelli@standardregister.com

For Release on April 25, 2008 at 8 a.m. EDT

Standard Register Reports First Quarter 2008 Financial Results

DAYTON, Ohio (April 25, 2008) – Standard Register (NYSE: SR) today reported its financial results for the first quarter ended March 30, 2008.

Results of Operations

Net Income for the first quarter was $2.5 million or $0.09 per share, compared to a net loss of $0.8 million or $0.03 per share in the prior year.  First quarter revenue was $207.2 million versus $227.4 million in 2007.

“Despite the lower revenue, our operating earnings improved in the quarter and we had very strong cash flow,” said Dennis Rediker, president and CEO of Standard Register.

Operating income before pension loss amortization, restructuring, and impairment was $10.4 million this quarter, up 10.6 percent compared to the comparable $9.4 million result a year earlier.  The reconciliation of these operating results to the GAAP results appears later in this release.

Net cash flow was a positive $9.7 million in the quarter, after funding $5.0 million in pension contributions, $3.2 million in capital expenditures, and $6.7 million in dividends.  Net debt ended the quarter at $41.6 million, representing just 26.5 percent of total capital.  The Company has generated $9.3 million in positive net cash flow over the trailing four quarters.

About one-third of our revenue decline was from a single customer who ended purchases after the first quarter of 2007.  The balance of the business was off 6.0 percent.  “The economy definitely played a role in our manufacturing market, where we saw decreased units.  The impetus for our customers to continue to aggressively pursue cost reductions was to some degree also likely reinforced by economic conditions,” said Rediker.

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The Company’s mid-year 2007 cost reduction plan contributed significantly to the improved operating performance.  This was evident in the percentage gross margin, which remained nearly identical to last year despite the lower revenue.  In addition, SG&A expenses were $8.0 million lower in the quarter, excluding the pension loss amortization.

Earlier this week, the Company announced a benefit freeze to its pension plan participants, which comprise about one-third of employees.  Affected employees will become eligible for enhanced 401K benefits in line with other employees that do not participate in the traditional pension plan.

The table below reconciles the operating earnings cited earlier to our net earnings in accordance with GAAP.

[$ Millions, rounded]	Effect on 1Q Income
CONTINUING OPERATIONS	2008	2007	Chg
Operations before Restructuring, Impairment
Amortization of Past Pension Losses &
	10.4	9.4	1.0

Reconciliation to Net Income / (Loss):
Restructuring Expense	0.0	-2.4	2.4
Impairment Expense	-0.2	0.4	-0.6
Amortization of Past Pension Losses	-5.2	-7.0	1.8
Income / (Loss) on Continuing Operations	5.1	0.4	4.7

Interest & Other Income / (Expense)	-0.7	-0.7	0.0
Pretax Income / (Loss)	4.4	-0.4	4.7

Income Taxes	1.9	-0.2	2.1
Net Income / (Loss) on Continuing Operations	2.5	-0.2	2.7

DISCONTINUED OPERATIONS	0.0	-0.6	0.6

TOTAL NET INCOME / (LOSS)	2.5	-0.8	3.3

Earnings Per Share on Continuing Operations	0.09	-0.01	0.09
Restructuring & Impairment Expenses	0.00	-0.04	0.04
Pension Loss Amortization	-0.11	-0.15	0.04
All Other Continuing Operations	0.20	0.18	0.02

Discontinued Operations	0.00	-0.02	0.02
Total Earnings Per Share	0.09	-0.03	0.11

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Dividend

Standard Register’s board of directors declared on April 24, 2008 a quarterly dividend of $0.23 per share to be  paid on June 6, 2008, to shareholders of record as of May 23, 2008.

Chief Operating Officer

The board of directors yesterday named Joseph P. Morgan, Jr. as chief operating officer reporting to Dennis L. Rediker.  In this position, Mr. Morgan will have responsibility for all operations of the Company.  Prior to this he was vice president, chief technology officer and general manager, On Demand Solutions Group.  He has served as an officer of the Company since 2003.

Board of Directors

At the Company’s Annual Meeting held April 24, 2008, shareholders approved setting the number of directors at eight, as well as electing five incumbent directors and three new directors including David P. Bailis, Michael E. Kohlsdorf and R. Eric McCarthey.

Conference Call

Standard Register president and chief executive officer Dennis L. Rediker and chief financial officer Craig J. Brown will host a conference call at 10 a.m. EDT on April 25, 2008, to review the first quarter results.  The call can be accessed via an audio web cast which is accessible at:  http://www.standardregister.com/investorcenter.

Presentation of Information in This Press Release

This press release presents information that excludes restructuring, impairment charges, and amortization of past pension losses.  These financial measures are considered non-GAAP.  Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows where amounts are either excluded or included not in accordance with generally accepted accounting principles (GAAP).  This information is intended to enhance an overall understanding of the financial performance due to the non-operational nature of these items and the significant change from period to period.  This presentation is consistent with the manner in which the Board of Directors internally evaluates performance.

The presentation of non-GAAP information is not meant to be considered in isolation or as a substitute for results prepared in accordance with principles generally accepted in the United States.

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About Standard Register

Standard Register is a premier document services provider, trusted by companies to manage the critical documents they need to thrive in today’s competitive climate. Employing nearly a century of industry expertise, Lean Six Sigma methodologies and other leading technologies, the company helps organizations increase efficiency, reduce costs, mitigate risks, grow revenue and meet the challenges of a changing business landscape. It offers document and label solutions, technology solutions, consulting and print supply chain services to help clients manage documents throughout their enterprises. More information is available at http://www.standardregister.com.

Safe Harbor Statement

This report includes forward-looking statements covered by the Private Securities Litigation Reform Act of 1995.  Because such statements deal with future events, they are subject to various risks and uncertainties and actual results for fiscal year 2008 and beyond could differ materially from the Company’s current expectations.

Forward-looking statements are identified by words such as “anticipates,” “projects,” “expects,” “plans,” “intends,” “believes,” “estimates,” “targets,” and other similar expressions that indicate trends and future events.

Factors that could cause the Company’s results to differ materially from those expressed in forward-looking statements include, without limitation, variation in demand and acceptance of the Company’s products and services, the frequency, magnitude and timing of paper and other raw-material-price changes, general business and economic conditions beyond the Company’s control, timing of the completion and integration of acquisitions, the consequences of competitive factors in the marketplace, cost-containment strategies, and the Company’s success in attracting and retaining key personnel.  Additional information concerning factors that could cause actual results to differ materially from those projected is contained in the Company’s filing with The Securities and Exchange Commission, including its report on Form 10-K for the year ended December 30, 2007.  The Company undertakes no obligation to revise or update forward-looking statements as a result of new information since these statements may no longer be accurate or timely.

THE STANDARD REGISTER COMPANY
STATEMENT OF OPERATIONS	Y-T-D
(In Thousands, except Per Share Amounts)	13 Weeks Ended	13 Weeks Ended
	30-Mar-08	1-Apr-07
TOTAL REVENUE	$207,185	$227,431
COST OF SALES	138,164	151,496
GROSS MARGIN	69,021	75,935
COSTS AND EXPENSES
Selling, General and Administrative	56,966	66,918
Depreciation and Amortization	6,831	6,655
Asset Impairment	164	(409)
Restructuring	9	2,406
TOTAL COSTS AND EXPENSES	63,970	75,570
INCOME FROM CONTINUING OPERATIONS	5,051	365
OTHER INCOME (EXPENSE)
Interest Expense	(761)	(797)
Other income	82	68
Total Other Expense	(679)	(729)

INCOME (LOSS) FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	4,372	(364)

Income Tax Expense (Benefit)	1,878	(175)
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	2,494	(189)
DISCONTINUED OPERATIONS
Gain on sale of discontinued operations, net of taxes	2	-
Loss from discontinued operations, net of taxes	-	(639)

NET INCOME (LOSS)	2,496	($828)

Average Number of Shares Outstanding - Basic	28,736	28,635
Average Number of Shares Outstanding - Diluted	28,744	28,635
BASIC AND DILUTED INCOME (LOSS) PER SHARE
Income (Loss) from continuing operations	$0.09	($0.01)
Loss from discontinued operations	-	(0.02)
Net Income (Loss) per share	$0.09	($0.03)
Dividends Paid Per Share	$0.23	$0.23

BALANCE SHEET
(In Thousands)	30-Mar-08	30-Dec-07
ASSETS
Cash & Short Term Investments	$3,412	$697
Accounts Receivable	117,147	130,212
Inventories	43,605	45,351
Other Current Assets	22,963	22,523
Total Current Assets	187,127	198,783
Plant and Equipment	107,283	110,975
Goodwill and Intangible Assets	7,834	7,861
Deferred Taxes	77,120	80,852
Other Assets	19,712	21,075
Total Assets	$399,076	$419,546
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Portion Long-Term Debt	$0	$21
Current Liabilities	74,229	87,342
Deferred Compensation	10,521	12,010
Long-Term Debt	45,000	51,988
Retiree Healthcare	19,445	19,496
Pension Liability	129,357	133,647
Other Long-Term Liabilities	5,036	5,083
Shareholders' Equity	115,488	109,959
Total Liabilities and Shareholders' Equity	$399,076	$419,546